EXHIBIT 99.1
Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com
PepsiCo Reports Second Quarter 2014 Results and Raises Full-Year EPS Guidance

•	Core[1] EPS $1.32 and reported EPS $1.29

•	Organic[1] revenue grew 3.6 percent in the quarter. Reported net revenue grew 0.5 percent

•	Core constant currency[1] EPS and core constant currency operating profit each grew 3 percent in the quarter. Reported EPS and operating profit each increased 1 percent

•
Excluding the gain related to refranchising the company’s bottling operations in Vietnam, net of incremental investments recorded in the prior-year quarter, core constant currency EPS grew 9 percent and core constant currency operating profit grew 6 percent

•	Company increases full-year 2014 core constant currency EPS growth target to 8 percent (previously 7 percent)

PURCHASE, N.Y. - July 23, 2014 - PepsiCo, Inc. (NYSE: PEP) today reported organic revenue growth of 3.6 percent and core earnings per share of $1.32 for the second quarter.

“Despite operating in what continues to be a challenging and volatile macro environment, we are delivering consistent, strong results,” said Chairman and CEO Indra Nooyi.

“Our results reflect the power of our portfolio of products and brands, and the strength of our geographic footprint. They also reflect the hard work we’ve done to position our business for sustainable success.

“Based on the strength of our year-to-date results and our outlook for the remainder of the year, we’re increasing our full-year, core constant currency EPS growth target to eight percent.”
1Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

Summary Second Quarter 2014 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume
Snacks	1		1
Beverages	1		1
Net Revenue	0.5		4
Operating Profit[c]	1	3
EPS	1	3

	Organic Volume[b]	Net Revenue	Operating Profit[c]	Organic Revenue[b]	Core Constant Currency Operating Profit[a]
PAF	--	1	3	4	6
FLNA	2.5	2	3	2	5
LAF	(2)	--	2	8	9
QFNA	--	(2)	4	(1)	5

PAB	0.5	--	(2)	1	4
Europe	1/1[d]	--	6	5	10
AMEA	7/2[d]	1	(27)	7	(24)
Total Divisions	1/1[d]	0.5	(3)	4	1
Total PepsiCo	1/1[d]	0.5	1	4	3

a Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
b Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2014 and 2013. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core.”
d Snacks/Beverages.

Summary of Second Quarter Financial Performance:

•
Organic revenue grew 3.6 percent and reported net revenue grew 0.5 percent versus the prior-year quarter. Foreign exchange translation had a 3-percentage-point unfavorable impact on reported net revenue and structural change related to the 2013 refranchising of the company’s bottling operations in Vietnam had a slight negative impact in the quarter.

•
Organic revenue grew 5 percent for global snacks and 2 percent for global beverages in the quarter. On a reported basis, net revenue grew 2 percent for global snacks, reflecting unfavorable foreign exchange translation, and declined 1 percent for global beverages, reflecting unfavorable foreign exchange translation and the Vietnam refranchising.

•
Developing and emerging market organic revenue grew 8 percent in the quarter. On a reported basis, developing and emerging market net revenue declined 1 percent in the quarter, reflecting the Vietnam refranchising and unfavorable foreign exchange translation.

•
Core gross margin expanded 60 basis points in the quarter reflecting implementation of effective revenue management strategies and productivity initiatives. Core operating margin expanded 10 basis points in the quarter. Excluding the gain related to the Vietnam refranchising, net of incremental investments from the prior-year quarter results, core operating margin expanded 65 basis points in the quarter. Reported gross margin increased 95 basis points and reported operating margin increased 10 basis points in the quarter.

•
Core constant currency operating profit increased 3 percent. Excluding the $137 million gain recorded in the prior-year quarter related to the Vietnam refranchising, net of incremental investments, core constant currency operating profit increased 6 percent. Reported operating profit increased 1 percent and included the net impact of mark-to-market gains on commodity hedges and restructuring and impairment charges.

•	The company’s core effective tax rate was 26.3 percent and the reported effective tax rate was 26.5 percent, both of which were two percentage points higher than the prior-year quarter.

•
Core EPS was $1.32 and reported EPS was $1.29. Core EPS excludes a positive net impact of $0.01 per share related to mark-to-market net gains on commodity hedges and a $0.04 per share negative impact from restructuring and impairment charges. Mark-to-market net gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in operating profit.

•	On track to deliver targeted $1 billion of productivity savings in 2014.

•	Cash flow provided by operating activities was $2.7 billion year to date. Free cash flow (excluding certain items) was $1.9 billion year to date.

•	The company expects to return a total of $8.7 billion to shareholders in 2014 through approximately $5.0 billion in share repurchases and $3.7 billion in dividends.

Division Operating Summaries:

PepsiCo Americas Foods (PAF)
Organic revenue grew 4 percent in the quarter, primarily driven by effective net pricing. Reported net revenue increased 1 percent, reflecting a 3-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit increased 6 percent, reflecting organic revenue gains and productivity initiatives, partially offset by operating cost and commodity cost inflation.

Frito-Lay North America (FLNA)
Organic and reported net revenue increased 2 percent in the quarter, reflecting volume growth in an otherwise sluggish period for the U.S. packaged food industry.

Core constant currency operating profit grew 5 percent in the quarter, reflecting organic revenue gains, productivity savings, a favorable actuarial adjustment driven by improved safety performance and lower commodity costs, partially offset by operating cost inflation.

Latin America Foods (LAF)
Organic revenue grew 8 percent in the quarter, reflecting 11 percentage points of effective net pricing, partially offset by a 2 percent volume decline. Reported net revenue was even versus the prior-year quarter, reflecting an 8-percentage-point unfavorable foreign exchange translation impact.

Organic revenue in Mexico declined low-single-digits reflecting the adverse impact of the enactment of taxes on certain food products. The balance of our Latin America Foods business experienced double-digit organic revenue growth led by Venezuela and Argentina. Reported net revenue declined mid-single-digits in Mexico and increased high-single-digits in the balance of our Latin America Foods business, both reflecting the impact of unfavorable foreign exchange translation.

Core constant currency operating profit increased 9 percent reflecting organic revenue growth, productivity gains and lapping of incremental investments in the prior year, partially offset by operating cost and commodity cost inflation.

Quaker Foods North America (QFNA)
Organic revenue declined 1 percent reflecting even volume versus the prior-year quarter and unfavorable net pricing, partially offset by favorable product mix. Reported net revenue declined 2 percent in the quarter, reflecting a 1-percentage-point unfavorable foreign exchange translation impact. Quaker gained value share in the quarter in each of its core categories in the U.S., which include hot cereal, ready-to-eat cereal and snack bars.

Core constant currency operating profit grew 5 percent, reflecting productivity gains, improvement in the operating results of the Muller Quaker Dairy joint venture, lower commodity costs and the lapping of incremental investments in the prior year, partially offset by the organic revenue decline.

PepsiCo Americas Beverages (PAB)
Organic revenue increased 1 percent in the quarter, reflecting slight organic volume gains and effective net pricing. During the quarter, PAB grew its liquid refreshment beverage value market share position in the U.S. in measured channels. Reported net revenue was even versus the prior-year quarter, reflecting a 1-percentage-point impact from unfavorable foreign exchange translation.

In North America, non-carbonated beverage volume grew 1 percent and carbonated soft drink volume declined 2 percent. Latin America organic beverage volume increased 3 percent.

Core constant currency operating profit increased 4 percent, reflecting effective net pricing, lower commodity costs and productivity gains, partially offset by operating cost inflation.

Europe
Organic revenue grew 5 percent, reflecting 5 percentage points of effective net pricing and volume growth of 1 percent in both snacks and beverages. Reported net revenue was even versus the prior-year quarter, reflecting a 4.5-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit grew 10 percent, reflecting organic revenue growth, productivity savings and lapping of incremental investments in the prior year, partially offset by higher commodity costs, increased advertising and marketing expense and operating cost inflation.

Asia, Middle East & Africa (AMEA)
Organic revenue grew 7 percent in the quarter, lapping double-digit organic revenue growth in the prior-year quarter. Growth was driven by 7 percent volume growth in snacks and 2 percent volume growth in beverages. Reported net revenue grew 1 percent, primarily reflecting a 5-percentage-point unfavorable impact from foreign exchange translation and a 2-percentage-point negative impact from the 2013 Vietnam refranchising.

Core constant currency operating profit declined 24 percent, reflecting the lapping of the gain related to the Vietnam refranchising. Excluding the impact of the gain, core constant currency operating profit rose 2 percent, reflecting organic revenue gains and productivity savings, partially offset by operating cost inflation.

2014 Guidance and Outlook:
The company now expects 8 percent (an increase from the company’s previous target of 7 percent) core constant currency EPS growth in fiscal 2014 versus its fiscal 2013 core EPS of $4.37. Based on the current foreign exchange market consensus, the company currently expects foreign exchange translation to have an unfavorable impact of approximately 4 percentage points on full year core EPS growth in 2014.

Excluding the impact of structural changes and foreign exchange translation, organic revenue in 2014 is expected to grow mid-single digits versus 2013, consistent with the company’s long-term target. Based on the current foreign exchange market consensus, the company currently expects foreign exchange translation to have an unfavorable impact of approximately 3 percentage points on full year net revenue growth in 2014.

For 2014, the company expects low-single digit commodity inflation and productivity savings of approximately $1 billion. The company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 25 percent.

The company is targeting over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items) in 2014. Net capital spending is expected to be approximately $3 billion in 2014, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $8.7 billion to shareholders in 2014 through dividends of approximately $3.7 billion and share repurchases of approximately $5.0 billion.

Conference Call:
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors and financial analysts to discuss second-quarter 2014 results and the outlook for 2014. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, and unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/14/14	6/15/13	Change	6/14/14	6/15/13	Change
Net Revenue	$16,894	$16,807	0.5%	$29,517	$29,388	—%
Cost of sales	7,778	7,898	(1.5)%	13,525	13,732	(1.5)%
Selling, general and administrative expenses	6,198	6,013	3%	11,246	11,079	1.5%
Amortization of intangible assets	22	27	(18)%	43	50	(14)%
Operating Profit	2,896	2,869	1%	4,703	4,527	4%
Interest expense	(209)	(208)	1%	(410)	(422)	(3)%
Interest income and other	18	18	1%	28	45	(37)%
Income before income taxes	2,705	2,679	1%	4,321	4,150	4%
Provision for income taxes	718	654	10%	1,107	1,040	7%
Net income	1,987	2,025	(2)%	3,214	3,110	3%
Less: Net income attributable to noncontrolling interests	9	15	(39)%	20	25	(20)%
Net Income Attributable to PepsiCo	$1,978	$2,010	(2)%	$3,194	$3,085	3.5%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.29	$1.28	1%	$2.08	$1.97	5.5%
Weighted-average common shares outstanding	1,532	1,567		1,536	1,565

Cash dividends declared per common share	$0.655	$0.5675		$1.2225	$1.105

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/14/14	6/15/13	Change	6/14/14	6/15/13	Change
Net Revenue
Frito-Lay North America	$3,387	$3,332	2%	$6,606	$6,455	2%
Quaker Foods North America	564	577	(2)%	1,198	1,211	(1)%
Latin America Foods	2,122	2,116	—%	3,460	3,483	(1)%
PepsiCo Americas Foods	6,073	6,025	1%	11,264	11,149	1%

PepsiCo Americas Beverages	5,281	5,260	—%	9,707	9,680	—%
Europe	3,657	3,653	—%	5,618	5,595	—%
Asia, Middle East & Africa	1,883	1,869	1%	2,928	2,964	(1)%
Total Net Revenue	$16,894	$16,807	0.5%	$29,517	$29,388	—%

Operating Profit
Frito-Lay North America	$937	$906	3%	$1,799	$1,734	4%
Quaker Foods North America	139	133	4%	299	313	(4.5)%
Latin America Foods	323	318	2%	555	534	4%
PepsiCo Americas Foods	1,399	1,357	3%	2,653	2,581	3%

PepsiCo Americas Beverages	868	882	(2)%	1,297	1,447	(10)%
Europe	451	425	6%	603	513	18%
Asia, Middle East & Africa	381	524	(27)%	575	708	(19)%
Division Operating Profit	3,099	3,188	(3)%	5,128	5,249	(2)%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	31	(39)		65	(55)
Restructuring and Impairment Charges	(8)	(1)		(5)	(2)
Venezuela Currency Devaluation	—	—		—	(124)
Other	(226)	(279)		(485)	(541)
	(203)	(319)	(36)%	(425)	(722)	(41)%
Total Operating Profit	$2,896	$2,869	1%	$4,703	$4,527	4%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	24 Weeks Ended
	6/14/14	6/15/13
Operating Activities
Net income	$3,214	$3,110
Depreciation and amortization	1,162	1,185
Stock-based compensation expense	140	149
Cash payments for merger and integration charges	—	(17)
Restructuring and impairment charges	190	30
Cash payments for restructuring charges	(112)	(74)
Cash payments for restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	—	(18)
Non-cash foreign exchange loss related to Venezuela devaluation	—	111
Excess tax benefits from share-based payment arrangements	(64)	(83)
Pension and retiree medical plan expenses	243	306
Pension and retiree medical plan contributions	(155)	(180)
Deferred income taxes and other tax charges and credits	35	(189)
Change in accounts and notes receivable	(1,554)	(1,088)
Change in inventories	(822)	(659)
Change in prepaid expenses and other current assets	(152)	(241)
Change in accounts payable and other current liabilities	120	400
Change in income taxes payable	636	543
Other, net	(209)	(270)
Net Cash Provided by Operating Activities	2,672	3,015

Investing Activities
Capital spending	(921)	(911)
Sales of property, plant and equipment	42	30
Cash payments related to the transaction with Tingyi	—	(3)
Acquisitions and investments in noncontrolled affiliates	(31)	(59)
Divestitures	123	174
Short-term investments, net	(3,380)	(4)
Other investing	5	(13)
Net Cash Used for Investing Activities	(4,162)	(786)

Financing Activities
Proceeds from issuances of long-term debt	3,364	2,491
Payments of long-term debt	(1,655)	(1,945)
Short-term borrowings, net	1,548	753
Cash dividends paid	(1,752)	(1,677)
Share repurchases – common	(2,199)	(1,028)
Share repurchases – preferred	(3)	(4)
Proceeds from exercises of stock options	381	823
Excess tax benefits from share-based payment arrangements	64	83
Acquisition of noncontrolling interests	—	(20)
Other financing	(3)	(3)
Net Cash Used for Financing Activities	(255)	(527)

Effect of exchange rate changes on cash and cash equivalents	(23)	(206)
Net (Decrease)/Increase in Cash and Cash Equivalents	(1,768)	1,496
Cash and Cash Equivalents, Beginning of Year	9,375	6,297
Cash and Cash Equivalents, End of Period	$7,607	$7,793

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	6/14/14	12/28/13
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,607	$9,375
Short-term investments	3,692	303
Accounts and notes receivable, net	8,470	6,954
Inventories
Raw materials	1,965	1,732
Work-in-process	341	168
Finished goods	1,888	1,509
	4,194	3,409
Prepaid expenses and other current assets	1,832	2,162
Total Current Assets	25,795	22,203
Property, plant and equipment, net	18,174	18,575
Amortizable intangible assets, net	1,585	1,638
Goodwill	16,457	16,613
Other nonamortizable intangible assets	14,205	14,401
Nonamortizable Intangible Assets	30,662	31,014
Investments in noncontrolled affiliates	1,902	1,841
Other assets	2,315	2,207
Total Assets	$80,433	$77,478

Liabilities and Equity
Current Liabilities
Short-term obligations	$7,242	$5,306
Accounts payable and other current liabilities	12,986	12,533
Total Current Liabilities	20,228	17,839
Long-term debt obligations	25,606	24,333
Other liabilities	4,927	4,931
Deferred income taxes	6,072	5,986
Total Liabilities	56,833	53,089

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(174)	(171)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,511 shares and 1,529 shares, respectively)	25	25
Capital in excess of par value	3,978	4,095
Retained earnings	47,748	46,420
Accumulated other comprehensive loss	(5,481)	(5,127)
Repurchased common stock, in excess of par value (355 and 337 shares, respectively)	(22,666)	(21,004)
Total PepsiCo Common Shareholders’ Equity	23,604	24,409
Noncontrolling interests	129	110
Total Equity	23,600	24,389
Total Liabilities and Equity	$80,433	$77,478

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/14/14	6/15/13	6/14/14	6/15/13
Beginning Net Shares Outstanding	1,519	1,545	1,529	1,544
Options Exercised and Restricted Stock Units Converted	4	8	9	18
Shares Repurchased	(12)	(6)	(27)	(15)
Ending Net Shares Outstanding	1,511	1,547	1,511	1,547

Weighted Average Basic	1,515	1,548	1,519	1,546
Dilutive Securities:
Options	10	12	10	11
Restricted Stock, PEPUnits and Other	6	6	6	7
ESOP Convertible Preferred Stock	1	1	1	1
Weighted Average Diluted	1,532	1,567	1,536	1,565

Average Share Price for the Period	$85.55	$81.55	$83.32	$77.61
Growth Versus Prior Year	5%	22%	7%	18%

Options Outstanding	45	55	47	58
Options in the Money	45	55	47	57
Dilutive Shares from Options	10	12	10	11
Dilutive Shares from Options as a % of Options in the Money	22%	21%	20%	19%

Average Exercise Price of Options in the Money	$63.28	$61.17	$63.14	$60.76

Restricted Stock, PEPUnits and Other Outstanding	13	13	13	14
Dilutive Shares from Restricted Stock, PEPUnits and Other	6	6	6	7

Average Intrinsic Value of Restricted Stock Units Outstanding (a)	$74.20	$68.61	$74.17	$68.42
Average Intrinsic Value of PEPUnits Outstanding (a)	$60.82	$66.65	$60.83	$66.65
(a) Weighted-average intrinsic value at grant date.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended June 14, 2014 and June 15, 2013
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 6/14/14	12 Weeks Ended 6/14/14
Frito-Lay North America	2	—	—	(1)	2	2
Quaker Foods North America	(1)	(1)	—	(1)	(2)	(1)
Latin America Foods	(3)	11	—	(8)	—	8
PepsiCo Americas Foods	—	4	—	(3)	1	4
PepsiCo Americas Beverages	—	1	—	(1)	—	1
Europe	—	5	—	(4.5)	—	5
Asia, Middle East & Africa	5	2	(2)	(5)	1	7
Total PepsiCo	0.5	3	—	(3)	0.5	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 6/15/13	12 Weeks Ended 6/15/13
Frito-Lay North America	2	2	—	—	4	4.5
Quaker Foods North America	1	(2)	—	—	(1)	(1)
Latin America Foods	1	10	—	(3)	9	12
PepsiCo Americas Foods	2	5	—	(1)	5	6
PepsiCo Americas Beverages	(4.5)	3	—	(0.5)	(2)	(1)
Europe	2	2	—	(3)	1	4
Asia, Middle East & Africa	7	7	(6)	(3)	6	14
Total PepsiCo	—	4	(1)	(1.5)	2	4
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Organic Revenue Growth Rates
24 Weeks Ended June 14, 2014 and June 15, 2013
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	24 Weeks Ended 6/14/14	24 Weeks Ended 6/14/14
Frito-Lay North America	2	1	—	(1)	2	3
Quaker Foods North America	—	(0.5)	—	(1)	(1)	—
Latin America Foods	(3)	11	—	(9)	(1)	9
PepsiCo Americas Foods	0.5	4	—	(3)	1	4.5
PepsiCo Americas Beverages	—	1	—	(1)	—	1
Europe	1	4.5	—	(5)	—	5
Asia, Middle East & Africa	4	2	(3)	(5)	(1)	6
Total PepsiCo	1	3	—	(3)	—	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	24 Weeks Ended 6/15/13	24 Weeks Ended 6/15/13
Frito-Lay North America	3	1	—	—	4	4
Quaker Foods North America	2	(1)	—	—	0.5	1
Latin America Foods	1	11	—	(3)	9	13
PepsiCo Americas Foods	2	4	—	(1)	5	6
PepsiCo Americas Beverages	(3.5)	3	—	—	(1)	(1)
Europe	2	2	—	(2)	2	4
Asia, Middle East & Africa	10	4	(14)	(2)	(2)	15
Total PepsiCo	1	3	(1.5)	(1)	2	4
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended June 14, 2014 and June 15, 2013 (unaudited)

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 6/14/14	Foreign exchange translation	12 Weeks Ended 6/14/14
Frito-Lay North America	3	—	—	1	5	0.5	5
Quaker Foods North America	4	—	—	—	4	1	5
Latin America Foods	2	—	—	1	3	6	9
PepsiCo Americas Foods	3	—	—	1	4	2	6

PepsiCo Americas Beverages	(2)	—	—	3.5	2	2	4
Europe	6	—	—	4	10	0.5	10
Asia, Middle East & Africa	(27)	—	—	1	(26)	2	(24)
Division Operating Profit	(3)	—	—	2	(1)	2	1
Impact of Corporate Unallocated	4	(2.5)	—	0.5	2	—	2
Total Operating Profit	1	(2.5)	—	2.5	1	2	3
Net Income Attributable to PepsiCo	(2)				(1)	2	1
Net Income Attributable to PepsiCo per common share - diluted	1				1	2	3

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	12 Weeks Ended 6/15/13	Foreign exchange translation	12 Weeks Ended 6/15/13
Frito-Lay North America	8	—	—	(2)	—	6	—	6
Quaker Foods North America	(14)	—	—	—	—	(14)	—	(14)
Latin America Foods	17	—	—	(2)	—	14	2	17
PepsiCo Americas Foods	8	—	—	(2)	—	5	1	6

PepsiCo Americas Beverages	5	—	—	(3.5)	—	1.5	2	4
Europe	(6)	—	—	2	—	(5)	3	(2)
Asia, Middle East & Africa	217	—	—	(7)	(141)	69	2	71
Division Operating Profit	17	—	—	(2)	(5)	9	2	11
Impact of Corporate Unallocated	3	(2)	—	—	(1)	—	—	—
Total Operating Profit	21	(2)	—	(2)	(6)	9	2	11
Net Income Attributable to PepsiCo	35					16	2	18
Net Income Attributable to PepsiCo per common share - diluted	36					17	2	19

(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
24 Weeks Ended June 14, 2014 and June 15, 2013
(unaudited)

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	24 Weeks Ended 6/14/14	Foreign exchange translation	24 Weeks Ended 6/14/14
Frito-Lay North America	4	—	—	1	—	5	1	5.5
Quaker Foods North America	(4.5)	—	—	1	—	(4)	1	(3)
Latin America Foods	4	—	—	(1)	—	3	8	11
PepsiCo Americas Foods	3	—	—	1	—	4	2	6

PepsiCo Americas Beverages	(10)	—	—	8	1	(1)	2	1
Europe	18	—	—	2	—	19	1	20
Asia, Middle East & Africa	(19)	—	—	1	—	(18)	2	(15)
Division Operating Profit	(2)	—	—	3	—	1	2	3
Impact of Corporate Unallocated	6	(3)	—	0.5	(3)	1	—	1.5
Total Operating Profit	4	(3)	—	3.5	(2)	2	2	4.5
Net Income Attributable to PepsiCo	3.5					1	2	4
Net Income Attributable to PepsiCo per common share - diluted	5.5					3	2.5	6

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Venezuela currency devaluation	24 Weeks Ended 6/15/13	Foreign exchange translation	24 Weeks Ended 6/15/13
Frito-Lay North America	7	—	—	(2)	—	—	6	—	6
Quaker Foods North America	(8)	—	—	(2)	—	—	(10)	—	(10)
Latin America Foods	18	—	—	(2)	—	—	15	5	20
PepsiCo Americas Foods	7	—	—	(2)	—	—	5	1	6

PepsiCo Americas Beverages	6	—	—	(3)	—	(1)	2	2	4
Europe	(4)	—	(1)	2.5	—	—	(2)	2	—
Asia, Middle East & Africa	126	—	—	(7)	(67)	—	52	2	54
Division Operating Profit	14	—	—	(2)	(3)	—	8	1	9
Impact of Corporate Unallocated	(3)	1.5	—	—	—	3	1	—	1
Total Operating Profit	10	1.5	—	(2)	(3)	3	9	1.5	10
Net Income Attributable to PepsiCo	18						14	2	16
Net Income Attributable to PepsiCo per common share - diluted	19						15	2	17
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended June 14, 2014 and June 15, 2013
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Restructuring and impairment charges	12 Weeks Ended 6/14/14

Cost of sales	$7,778	$21	$—	$7,799
Selling, general and administrative expenses	$6,198	$10	$(92)	$6,116
Operating profit	$2,896	$(31)	$92	$2,957
Provision for income taxes	$718	$(11)	$20	$727
Noncontrolling interests	$9	$—	$3	$12
Net income attributable to PepsiCo	$1,978	$(20)	$69	$2,027
Net income attributable to PepsiCo per common share - diluted	$1.29	$(0.01)	$0.04	$1.32
Effective tax rate	26.5%			26.3%

	GAAP Measure				Non-GAAP Measure
	Reported	Non-Core Adjustments			Core (a)
	12 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 6/15/13

Cost of sales	$7,898	$(40)	$—	$—	$7,858
Selling, general and administrative expenses	$6,013	$1	$1	$(19)	$5,996
Operating profit	$2,869	$39	$(1)	$19	$2,926
Provision for income taxes	$654	$13	$—	$4	$671
Net income attributable to PepsiCo	$2,010	$26	$(1)	$15	$2,050
Net income attributable to PepsiCo per common share - diluted	$1.28	$0.02	$—	$0.01	$1.31
Effective tax rate	24.4%				24.5%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
24 Weeks Ended June 14, 2014 and June 15, 2013
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	24 Weeks Ended 6/14/14	Commodity mark-to- market net impact	Restructuring and impairment charges	24 Weeks Ended 6/14/14
Cost of sales	$13,525	$67	$—	$13,592
Selling, general and administrative expenses	$11,246	$(2)	$(190)	$11,054
Operating profit	$4,703	$(65)	$190	$4,828
Provision for income taxes	$1,107	$(24)	$42	$1,125
Noncontrolling interests	$20	$—	$3	$23
Net income attributable to PepsiCo	$3,194	$(41)	$145	$3,298
Net income attributable to PepsiCo per common share - diluted	$2.08	$(0.03)	$0.09	$2.15
Effective tax rate	25.6%			25.3%

	GAAP Measure					Non-GAAP Measure
	Reported	Non-Core Adjustments				Core (a)
	24 Weeks Ended 6/15/13	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	24 Weeks Ended 6/15/13
Cost of sales	$13,732	$(54)	$—	$—	$—	$13,678
Selling, general and administrative expenses	$11,079	$(1)	$—	$(30)	$(111)	$10,937
Operating profit	$4,527	$55	$—	$30	$111	$4,723
Provision for income taxes	$1,040	$18	$—	$7	$—	$1,065
Net income attributable to PepsiCo	$3,085	$37	$—	$23	$111	$3,256
Net income attributable to PepsiCo per common share - diluted	$1.97	$0.02	$—	$0.01	$0.07	$2.08
Effective tax rate	25.0%					24.5%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended June 14, 2014 and June 15, 2013
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 6/14/14	Commodity mark-to-market net impact	Restructuring and impairment charges	12 Weeks Ended 6/14/14
Frito-Lay North America	$937	$—	$13	$950
Quaker Foods North America	139	—	—	139
Latin America Foods	323	—	5	328
PepsiCo Americas Foods	1,399	—	18	1,417
PepsiCo Americas Beverages	868	—	36	904
Europe	451	—	23	474
Asia, Middle East & Africa	381	—	7	388
Division Operating Profit	3,099	—	84	3,183
Corporate Unallocated	(203)	(31)	8	(226)
Total Operating Profit	$2,896	$(31)	$92	$2,957

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported				Core (a)
Operating Profit	12 Weeks Ended 6/15/13	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 6/15/13
Frito-Lay North America	$906	$—	$—	$2	$908
Quaker Foods North America	133	—	—	1	134
Latin America Foods	318	—	—	1	319
PepsiCo Americas Foods	1,357	—	—	4	1,361
PepsiCo Americas Beverages	882	—	—	5	887
Europe	425	—	(1)	8	432
Asia, Middle East & Africa	524	—	—	1	525
Division Operating Profit	3,188	—	(1)	18	3,205
Corporate Unallocated	(319)	39	—	1	(279)
Total Operating Profit	$2,869	$39	$(1)	$19	$2,926
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-18 through A-20 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
24 Weeks Ended June 14, 2014 and June 15, 2013
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	24 Weeks Ended 6/14/14	Commodity mark-to-market net impact	Restructuring and impairment charges	24 Weeks Ended 6/14/14
Frito-Lay North America	$1,799	$—	$26	$1,825
Quaker Foods North America	299	—	2	301
Latin America Foods	555	—	1	556
PepsiCo Americas Foods	2,653	—	29	2,682
PepsiCo Americas Beverages	1,297	—	122	1,419
Europe	603	—	23	626
Asia, Middle East & Africa	575	—	11	586
Division Operating Profit	5,128	—	185	5,313
Corporate Unallocated	(425)	(65)	5	(485)
Total Operating Profit	$4,703	$(65)	$190	$4,828

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported					Core (a)
Operating Profit	24 Weeks Ended 6/15/13	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	24 Weeks Ended 6/15/13
Frito-Lay North America	$1,734	$—	$—	$4	$—	$1,738
Quaker Foods North America	313	—	—	—	—	313
Latin America Foods	534	—	—	5	—	539
PepsiCo Americas Foods	2,581	—	—	9	—	2,590
PepsiCo Americas Beverages	1,447	—	—	5	(13)	1,439
Europe	513	—	—	12	—	525
Asia, Middle East & Africa	708	—	—	2	—	710
Division Operating Profit	5,249	—	—	28	(13)	5,264
Corporate Unallocated	(722)	55	—	2	124	(541)
Total Operating Profit	$4,527	$55	$—	$30	$111	$4,723
(a)  Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-18 through A-20 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Global Snacks Net Revenue Growth Reconciliation

12 Weeks Ended
6/14/14
Reported Net Revenue Growth	2%
Impact of Foreign Exchange Translation	3
Organic Revenue Growth	5%

Global Beverages Net Revenue Growth Reconciliation

12 Weeks Ended
6/14/14
Reported Net Revenue Growth	(1)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Exchange Translation	3
Organic Revenue Growth	2%

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
6/14/14
Reported Developing and Emerging Markets Net Revenue Growth	(1)%
Impact of Acquisitions and Divestitures	0.5
Impact of Foreign Exchange Translation	8
Developing and Emerging Markets Organic Revenue Growth	8%

Gross Margin Growth Reconciliation

	12 Weeks Ended
	6/14/14
Reported Gross Margin Growth	96	bps
Commodity Mark-to-Market Net Impact	(36)
Core Gross Margin Growth	59	bps

Operating Margin Growth Reconciliation Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments

	12 Weeks Ended
	6/14/14
Reported Operating Margin Growth	8	bps
Commodity Mark-to-Market Net Impact	(42)
Merger and Integration Charges	1
Restructuring and Impairment Charges	43
Core Operating Margin Growth	10
Vietnam Beverage Refranchising Gain, Net of Incremental Investments	55
Core Operating Margin Growth Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments	64	bps

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

AMEA Division Operating Profit Growth Reconciliation Excluding Vietnam Beverage Refranchising Gain (in millions)

	12 Weeks Ended	12 Weeks Ended
	6/14/14	6/15/13	Growth
Reported Operating Profit Growth	$381	$524	(27)%
Restructuring and Impairment Charges	7	1
Core Operating Profit Growth	$388	$525	(26)
Vietnam Beverage Refranchising Gain			26
Core Operating Profit Growth excluding Vietnam Beverage Refranchising Gain			—
Impact of Foreign Exchange Translation			2
Core Constant Currency Operating Profit Growth Excluding Vietnam Beverage Refranchising Gain			2%

Diluted EPS Growth Reconciliation Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments

	12 Weeks Ended	12 Weeks Ended
	6/14/14	6/15/13	Growth
Reported Diluted EPS	$1.29	$1.28	1%
Commodity Mark-to-Market Net Impact	(0.01)	0.02
Merger and Integration Charges	—	—
Restructuring and Impairment Charges	0.04	0.01
Core Diluted EPS	$1.32	$1.31	1
Impact of Foreign Exchange Translation			2
Core Constant Currency Diluted EPS Growth			3
Vietnam Beverage Refranchising Gain, Net of Incremental Investments			5.5
Core Constant Currency Diluted EPS Growth Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments			9%

Operating Profit Growth Reconciliation Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments

12 Weeks Ended
6/14/14
Reported Operating Profit Growth	1%
Commodity Mark-to-Market Net Impact	(2.5)
Merger and Integration Charges	—
Restructuring and Impairment Charges	2.5
Core Operating Profit Growth	1
Impact of Foreign Exchange Translation	2
Core Constant Currency Operating Profit Growth	3
Vietnam Beverage Refranchising Gain, Net of Incremental Investments	3
Core Constant Currency Operating Profit Growth Excluding Vietnam Beverage Refranchising Gain, Net of Incremental Investments	6%
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Net Revenue Year-over-Year Growth Reconciliation

	GAAP Measure				Non-GAAP Measure
	Reported Growth		Percent Impact of		Organic Growth
	12 Weeks Ended		Foreign Exchange Translation		12 Weeks Ended
	6/14/14				6/14/14
Mexico (Foods)	(MSD)%		MSD	%	(LSD)%
LAF (excluding Mexico)	HSD	%	DD	%	DD	%
Net Cash Provided by Operating Activities Reconciliation (in millions)

24 Weeks Ended
6/14/14
Net Cash Provided by Operating Activities	$2,672
Capital Spending	(921)
Sales of Property, Plant and Equipment	42
Free Cash Flow	1,793
Discretionary Pension and Retiree Medical Contributions	19
Payments Related to Restructuring Charges (after-tax)	117
Net Capital Investments Related to Restructuring Plan	1
Free Cash Flow Excluding Above Items	$1,930
Fiscal 2013 Diluted EPS Reconciliation

Year Ended
12/28/13
Reported Diluted EPS	$4.32
Commodity Mark-to-Market Net Impact	0.03
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.08
Venezuela Currency Devaluation	0.07
Tax Benefits	(0.13)
Core Diluted EPS	$4.37
Net Cash Provided by Operating Activities Reconciliation (in billions)

2014 Guidance
Net Cash Provided by Operating Activities	$ ~10
Net Capital Spending	~(3)
Free Cash Flow	~7
Certain Other Items (a)	~0
Free Cash Flow Excluding Certain Other Items	$ ~7
(a) Certain other items include discretionary pension and retiree medical contributions, payments related to restructuring charges, net capital investments related to restructuring plan and the tax impacts associated with each of these items as applicable.
Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2014 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to protect its information systems against a cybersecurity incident; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or share services for certain functions effectively; fluctuations or other changes in exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges, a charge related to the 2013 Venezuela currency devaluation and a tax benefit. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) payments related to restructuring charges, (3) net capital investments related to restructuring plan and (4) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Commodity mark-to-market net impact
In the 12 weeks ended June 14, 2014, we recognized $31 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 14, 2014, we recognized $65 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 weeks ended June 15, 2013, we recognized $39 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 15, 2013, we recognized $55 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 weeks ended June 16, 2012, we recognized $79 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we recognized $5 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 28, 2013, we recognized $72 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses, as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Merger and integration charges
In the 12 weeks ended June 15, 2013, we recorded income for merger and integration of $1 million in the Europe segment related to our acquisition of WBD, representing adjustments of previously recorded amounts. In the 24 weeks ended June 15, 2013, merger and integration charges were nominal. In the 12 weeks ended June 16, 2012, we incurred merger and integration charges of $3 million related to our acquisition of WBD, including $1 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred merger and integration charges of $5 million related to our acquisition of WBD, including $3 million recorded in the Europe segment and $2 million recorded in corporate unallocated expenses. In the year ended December 28, 2013, we incurred merger and integration charges of $10 million related to our acquisition of WBD recorded in the Europe segment.

Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 weeks ended June 14, 2014, we incurred restructuring and impairment charges of $77 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan), including $12 million recorded in the FLNA segment, $5 million recorded in the LAF segment, $33 million recorded in the PAB segment, $13 million recorded in the Europe segment, $7 million recorded in the AMEA segment and $7 million recorded in corporate unallocated expenses. In the 24 weeks ended June 14, 2014, we incurred restructuring and impairment charges of $173 million in conjunction with the 2014 Productivity Plan, including $24 million recorded in the FLNA segment, $2 million recorded in the QFNA segment, $6 million recorded in the LAF segment, $115 million recorded in the PAB segment, $15 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $2 million recorded in corporate unallocated expenses. In the year ended December 28, 2013, we incurred restructuring and impairment charges of $53 million in conjunction with the 2014 Productivity Plan, including $11 million recorded in the FLNA segment, $3 million recorded in the QFNA segment, $5 million recorded in the LAF segment, $10 million recorded in the PAB segment, $10 million recorded in the Europe segment, $1 million recorded in the AMEA segment and $13 million recorded in corporate unallocated expenses. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.
2012 Multi-Year Productivity Plan
In the 12 weeks ended June 14, 2014, we incurred restructuring and impairment charges of $15 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan), including $1 million recorded in the FLNA segment, $3 million recorded in the PAB segment, $10 million recorded in the Europe segment and $1 million recorded in corporate unallocated expenses. In the 24 weeks ended June 14, 2014, we incurred restructuring and impairment charges of $17 million in conjunction with the 2012 Productivity Plan, including $2 million recorded in the FLNA segment, $7 million recorded in the PAB segment, $8 million recorded in the Europe segment, $2 million recorded in the AMEA segment and $3 million recorded in corporate unallocated expenses, partially offset by income of $5 million recorded in the LAF segment representing adjustments of previously recorded amounts.
In the 12 weeks ended June 15, 2013, we incurred restructuring and impairment charges of $19 million in conjunction with the 2012 Productivity Plan, including $2 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $1 million recorded in the LAF segment, $5 million recorded in the PAB segment, $8 million recorded in the Europe segment, $1 million recorded in the AMEA segment and $1 million recorded in corporate unallocated expenses. In the 24 weeks ended June 15, 2013, we incurred restructuring and impairment charges of $30 million in conjunction with the 2012 Productivity Plan, including $4 million recorded in the FLNA segment, $5 million recorded in the LAF segment, $5 million recorded in the PAB segment, $12 million recorded in the Europe segment, $2 million recorded in the AMEA segment and $2 million recorded in corporate unallocated expenses. In the 12 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $77 million in conjunction with the 2012 Productivity Plan, including $24 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $6 million recorded in the LAF segment, $35 million recorded in the PAB segment, $8 million recorded in the AMEA segment and $3 million recorded in corporate unallocated expenses. In the 24 weeks ended June 16, 2012, we incurred restructuring and impairment charges of $110 million in conjunction with the 2012 Productivity Plan, including $32 million recorded in the FLNA segment, $6 million recorded in the QFNA segment, $12 million recorded in the LAF segment, $43 million recorded in the PAB segment, $17 million recorded in the AMEA segment, $1 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the year ended December 28, 2013, we incurred restructuring and impairment charges of $110 million in conjunction with the 2012 Productivity Plan, including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $7 million recorded in the LAF segment, $21 million recorded in the PAB segment, $50 million recorded in the Europe segment, $25 million recorded in the AMEA segment and income of $2 million recorded in corporate unallocated expenses, representing adjustments of previously recorded amounts. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Venezuela currency devaluation
In the 24 weeks ended June 15, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar for our Venezuelan businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in our PAB segment.
Restructuring and other charges related to the transaction with Tingyi
In the 12 and 24 weeks ended June 16, 2012, we recorded restructuring and other charges of $137 million in the AMEA segment related to the transaction with Tingyi.

Tax benefits

In the year ended December 28, 2013, we recognized a non-cash tax benefit of $209 million associated with our agreement with the IRS resolving all open matters related to the audits for taxable years 2003 through 2009, which reduced our reserve for uncertain tax positions for the tax years 2003 through 2012.

Free cash flow, excluding certain items
Additionally, free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2014 guidance and long-term targets
Our 2014 core tax rate guidance and our 2014 core constant currency EPS growth guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2014 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes. In addition, our 2014 organic revenue growth guidance, our 2014 core constant currency EPS growth guidance and our long-term organic revenue growth target exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2014 core tax rate to our full-year projected 2014 reported tax rate or our full-year projected 2014 core constant currency EPS growth to our full-year projected 2014 reported EPS growth because we are unable to predict the 2014 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full-year projected 2014 organic revenue growth to our full-year projected 2014 reported net revenue growth or our long-term organic revenue growth to our long-term reported net revenue growth because we are unable to predict the 2014 and long-term impacts of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.
# # #